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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          -----------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------
                             AMERICAN WAGERING, INC.
             (Exact Name of Registrant as Specified in Its Chapter)

        Nevada                                       88-0344658
        ------                                       ----------
   (State of Incorporation)               (I.R.S. Employer Identification No.)

                    675 Grier Drive, Las Vegas, Nevada 89119
                    ----------------------------------------
                            Telephone: (702) 735-0101
                            -------------------------
          (Address and Telephone Number of Principal Executive Offices)

                 AMERICAN WAGERING, INC. 2001 STOCK OPTION PLAN
                            (Full Title of the Plan)

                Gordon  &  Silver, Ltd, 3960 Howard Hughes Parkway,
                      9th Floor, Las  Vegas,  Nevada  89109
                           Telephone : (702) 796-5555
            (Name, Address and Telephone Number of Agent for Service)

                         CALCULATION OF REGISTRATION FEE


                CALCULATION OF REGISTRATION FEE
======================================================================
TITLE                           PROPOSED    PROPOSED
OF                              MAXIMUM     MAXIMUM
SECURITIES                      OFFERING    AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER   OFFERING     REGISTRATION
REGISTERED (1) REGISTERED (2)   SHARE (3)   PRICE (3)    FEE
----------------------------------------------------------------------
Common Stock     1,150,000
$0.01 par value  Shares         $0.62       $713,000     $178.25
======================================================================

(1) This registration statement covers the common stock issuable upon the exercise of options issued under our Stock Option Plan to employees of the registrant.

(2) This registration statement shall also cover an indeterminable number of additional shares of common stock which may become issuable under the Stock Option Plan by reason of any stock dividend, stock split, re-capitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.

(3) The Proposed Maximum Offering Price Per Share and Aggregate Offering Price are based upon the last sales price of the Common Stock of the Registrant at May 20, 2002 in accordance with Rule 457(h) of the Securities Act of 1933, as amended. These amounts are calculated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(l) under Securities Act of 1933, as amended.
                                ________________
                                   Copies to:
                                 Michael A. Cane
                                  Cane & Company
                         2300 W. Sahara Ave., Suite 500
                             Las Vegas, Nevada 89102
                                 (702) 312-6255

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PART  I

                INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS


Item  1.      Plan  Information*

Item  2.      Registrant  Information  and  Employee  Plan  Annual  Information*

* Information required by Part I to be contained in Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, and Note to Part I of Form S-8.

                                     PART II

Item  3.      Incorporation  of  Documents  by  Reference

The following documents filed by American Wagering, Inc. (the "Company"), with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(1) The Company's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on May 1, 2002;

(2) The Company's Quarterly Reports on Form 10-QSB filed with the Securities and Exchange Commission on December 17, 2001, September 14, 2001 and June 14, 2001;

(3) All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act subsequent to the filing of the Company's Form 8-A12G filed with the Commission on May 9, 1996;

(4) The description of the Company's Common Stock which is contained in the Form 8-A12G Registration Statement, referred to in (4) above, including any amendment or report filed for the purpose of updating such description.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


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Item  4.      Description  of  Securities

As the securities to be offered pursuant to this registration are registered under Section 12 of the Exchange Act of 1934, this item is inapplicable.

Item  5.  Interests  of  Named  Experts  and  Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of it or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its parents or subsidiaries. Nor was any such person connected with the Company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane & Company, LLC, Independent Counsel, has provided an opinion on the validity of the Company's common stock.

Item  6.  Indemnification  of  Directors  and  Officers

The officers and directors of the Company are indemnified as provided by the Nevada Revised Statutes (the "NRS") and the Articles and Bylaws of the Company.

In 1995, the Company adopted Amended and Restated Articles of Incorporation. The Company has included in such Articles a provision that limits personal liability for breach of fiduciary duty of its Directors and Officers to the extent provided by Nevada Revised Statutes 78.037. The provision contained within the Articles of Incorporation does not eliminate or limit the liability of a Director or Officer for acts or omissions which involve intentional misconduct, fraud, a knowing violation of law, or the payment of distributions in violation of Nevada Revised Statutes ("NRS") section 78.300. If, subsequent to the adoption of the Amended and Restated Articles of Incorporation, Chapter 78 of the NRS is amended or interpreted to eliminate or limit further the personal liability of Directors or Officers, then the liability of all Directors and Officers will be eliminated or limited to the full extent then so permitted.

The Bylaws provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the Company, by reason of the fact that he or she is or was a director, officer, employee, or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act

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in  good  faith and in a manner which he or she believed to be in or not opposed to the best interests of the Company, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Any indemnification under the Bylaws of the Company, unless ordered by a court or advanced pursuant to the Bylaws of the Company, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances. The determination shall be made: (i) by the stockholders; (ii) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; or (iii) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Other relevant provisions appear in Article IV of the Bylaws of the Company and are incorporated by reference in this Registration. See Item 8 - Exhibits below.

Item  7.  Exemption  from  Registration  Claimed

As no restricted securities are to be re-offered or resold pursuant to this registration statement, this item is inapplicable.

Item  8.      Exhibits

Exhibit
Number     Description  of  Document
-----      -------------------------
4.1          American  Wagering,  Inc.  2001  Stock  Option  Plan
3.1          Bylaws  *
5.1 Opinion of Cane & Company, LLC regarding the due authorization and valid issuance of the shares of Common Stock issuable upon exercise of the options with consent to use.
23.1         Consent  of  Piercy  Bowler  Taylor  Kern,  Independent  Auditors
24.1 Power of Attorney (included on the signature page of this registration statement).

* Incorporated by reference to Exhibit 3.2 to the registrant's Registration Statement on Form SB-2 File No.33-8043

Item  9.      Undertakings

The  Company  hereby  undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration:

     (1) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

     (2) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

     (3) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided however, that that paragraphs (a) (1) and (2) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

(b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by the director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to the appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant, American Wagering, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, Nevada, on this 29th day of May, 2002.

                                    AMERICAN  WAGERING,  INC.

                                By: /s/ Victor Salerno
                                    ______________________
                                    Victor Salerno,
                                    President and Chief Executive Officer


                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Victor Salerno, as his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement (including post-effective amendments or any abbreviated registration statements and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person in the capacities and on the date indicated.

Signature             Title                                  Date
---------             -----                                  ----

/s/ Victor Salerno
-----------------     President; Chief Executive             May  29,  2002
Victor  Salerno       Officer;  Director

/s/ Timothy Lockinger
------------------    Chief Financial Officer, Secretary     May  29,  2002
Timothy Lockinger     Treasurer,  and  Director

/s/ W. Larry Swecker
--------------------
W. Larry Swecker      Director                               May  29,  2002


/s/ Judith Salerno
--------------------
Judith Salerno        Director                               May  30,  2002